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                                                                  EXHIBIT 10.34

                         CONSOLIDATED RENEWAL PROMISSORY NOTE
                         ------------------------------------

$721,424.85                                              Oklahoma City, Oklahoma
                                                                 August 15, 1996

     FOR VALUE RECEIVED, UNICO, INC., a Delaware corporation, UNITED COUPON CORPORATION, a Virginia corporation, AND CAL-CENTRAL MARKETING CORPORATION, formerly AEC ACQUISITIONS, INC., an Oklahoma corporation (the "Borrowers"), jointly and severally promise to pay to the order of BANCFIRST, an Oklahoma banking corporation, its successors and assigns (the "Lender"), at 101 North Broadway, Oklahoma City, Oklahoma 73102, or at such other place as might be designated in writing by the Lender, the principal sum of SEVEN HUNDRED TWENTY-ONE THOUSAND FOUR HUNDRED TWENTY-FOUR AND 85/100 DOLLARS ($721,424.85), together with interest thereon at a variable rate equal to one percent (1%) per annum in excess of the Prime Rate (as hereafter defined) then in effect. Interest will be calculated on the basis of the actual days elapsed based on a per diem charge computed over a year composed of three hundred sixty (360) days. The rate of interest charged hereunder will change effective on the date of each change in the Prime Rate without notice to the Borrowers. As used in this Note, the term "Prime Rate" means the base interest rate per annum on corporate loans posted by at least seventy-five percent (75%) of the United States' thirty (30) largest banks as published from time to time in the "Money Rates" column of The Wall Street Journal or, if such publication ceases, an alternative similar index designated by the Lender. The Prime Rate is currently eight and one-quarter percent (8.25%) per annum and the Borrowers acknowledge that this Note will initially bear interest at the rate of nine and one-quarter percent (9.25%).

     Principal and interest will be paid in monthly installments in the amount of Twenty-Two Thousand Five Hundred Dollars ($22,500.00) each commencing on September 15, 1996 and continuing on the fifteenth (15th) day of each month thereafter to and including January 15, 1997; thereafter payments of principal and interest will be paid in monthly installments in the amount of Twenty-Seven Thousand Five Hundred Dollars ($27,500.00) each commencing on February 15, 1997 and continuing on the fifteenth (15th) day of each month thereafter until December 15, 1998. On December 31, 1998, the entire unpaid principal balance and all accrued but unpaid interest thereon will be due and payable.

     The Borrowers will have the right at any time and from time to time to prepay the unpaid principal balance of this Note in whole or in part without penalty, but with interest accrued to the date of prepayment on the entire unpaid principal balance of this Note. The Borrowers will apply as mandatory principal prepayments that amount which is equal to all Accounts of Cal-Central and UNICO

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d/b/a Reliance Publications collected by the Borrowers. Each pre-payment will be applied to the payment of principal installments in the inverse order of their maturity.

     This Note is issued by the Borrowers and accepted by the Lender pursuant to the Modification and Extension to the Third Restated Loan Agreement (the "Loan Agreement Amendment") and evidences the Loans made to the Borrowers pursuant to the Loan Agreement Amendment. Unless otherwise defined in this Note, terms bearing initial capital letters are intended to have the meanings defined in the Loan Agreement Amendment.

     The Borrowers jointly and severally agree that if, and as often as, this
Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender's rights under this Note, the Loan Documents or otherwise relating to the indebtedness hereby evidenced, the Borrowers will pay the Lender's reasonable attorneys' fees, all court costs and all other expenses incurred by the Lender in connection therewith.

     The Lender may collect a late charge equal to five percent (5%) of each monthly payment which is not received by the Lender within ten (10) business days after the maturity date of each installment. Such late charge represents the estimate of reasonable compensation for the loss which will be sustained by the Lender arising from the Borrowers' failure to make timely payments and may be collected without prejudice to the rights of the Lender to collect any other amounts arising from the Borrowers' default in payment or to accelerate the maturity of the indebtedness hereby evidenced. To the extent the Lender does not elect to collect the foregoing late charge, at the option of the Lender, after the occurrence of any Event of Default, the unpaid balance of this Note will bear interest at that rate which is equal to the greater of fifteen percent (15%) per annum or five percent (5%) per annum in excess of the Prime Rate and such interest which has accrued will be paid at the time of and as a condition precedent to curing any Event of Default. During the existence of any Default, the Lender may apply payments received on any amount due hereunder or under any other Loan Document as the Lender determines from time to time.

     This Note is issued by the Borrowers and accepted by the Lender pursuant to a lending transaction negotiated, consummated and to be performed in Oklahoma City, Oklahoma County, Oklahoma. This Note is to be construed according to the laws of the State of Oklahoma applicable to contracts to be performed entirely within the State of Oklahoma. All actions with respect to this Note, the Loan Documents or any other instrument securing payment of this Note will be instituted in a state or federal court sitting in the judicial district in which Oklahoma City, Oklahoma is

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situate, as the Lender might elect from time to time. By the execution of this Note, the Borrowers irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive: (a) any objection the Borrowers might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

     Payment of the indebtedness hereby evidenced is secured by certain security interests described in the Loan Documents. On the breach by the Borrowers (or any of them) of any provision of this Note, any one or more of the Loan Documents or any other instrument now or hereafter evidencing or securing payment of the indebtedness hereby evidenced, at the option of the Lender, the entire indebtedness evidenced by this Note will become immediately due, payable and collectible then or thereafter as the Lender might elect, regardless of the date of maturity of this Note. Failure by the Lender to exercise such option will not constitute a waiver of the right to exercise the same on the occurrence of any subsequent Event of Default.

     The makers, endorsers, sureties, guarantors and all other persons who might become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Such parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the collateral securing payment hereof or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party's liability hereunder.

     This Note is executed, delivered and accepted for the purpose of consolidating, renewing and amending the terms of payment of the indebtedness evidenced by: (a) that certain Third Renewal Promissory Note dated January 10, 1996 in the face amount of Six Hundred Thousand Dollars ($600,000.00) executed by the Borrowers in favor of the Lender described as Note A in the Loan Agreement Amendment; and (b) that certain Third Renewal Promissory Note dated effective January 10, 1996 in the face amount of Three Hundred Thirty-Four Thousand Four Hundred Thirty-Two and 73/100 Dollars ($334,432.73) executed by the Borrowers in favor of the Lender described as Note B in the Loan Agreement Amendment. The acceptance of this Note by the Lender is not intended to constitute payment, accord, satisfaction or a novation of the indebtedness heretofore evidenced by Note A or Note B. To the extent that the terms of this Note differ from the terms of Note A or Note B, the terms of this Note will control.

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                      IN WITNESS WHEREOF, the Borrowers have executed this
instrument effective the date first above written.

                                       UNICO, INC., a Delaware corporation


                                       By___________________________________
                                            Gerard R. Bernier, President


                                       UNITED COUPON CORPORATION, a
                                       Virginia corporation



                                       By__________________________________
                                            Gerard R. Bernier, President

                                       CAL-CENTRAL MARKETING CORPORATION,
                                       formerly AEC Acquisitions, Inc., an
                                       Oklahoma corporation



                                       By__________________________________
                                                           Authorized Agent





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